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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K


                                 CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                               September 8, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             U. S. Trucking, Inc.
               -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter





        Colorado                     33-9640-LA              68-0133692
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number





          10602 Timberwood Circle #9, Louisville, Kentucky 40223
         ---------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                          (502) 339-4000, Ext. 3006
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code


                          Northern Dancer Corporation
             370 17th Street, Suite 2300, Denver, Colorado 80202
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On September 8, 1998, U.S. Trucking, Inc. (formerly "Northern Dancer Corporation") (the "Company") completed the acquisition of 100% of the outstanding common stock of U.S. Trucking, Inc., a Nevada corporation ("U.S. Trucking-Nevada"), in exchange for shares of the Company's common stock. The Company issued a total of 15,877,300 post-split shares of its common stock (approximately 96% of the shares now outstanding) to the shareholders of U.S. Trucking-Nevada at the Closing.

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and U.S. Trucking-Nevada. The terms of the Agreement were the result of negotiations between the managements of the Company and U.S. Trucking-Nevada. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the exhibits thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     On September 4, 1998, the Company held a Special Shareholders meeting where the Company's shareholders approved the following matters subject to the closing of the reverse acquisition of U.S. Trucking-Nevada:

     (1)  A name change to U.S. Trucking, Inc.;

     (2) A one for 160 reverse stock split which was effective on the opening of trading on September 8, 1998; and

     (3) A reduction in the number of authorized shares of common stock from 1 billion to 75 million.

     As a result of the transaction with U.S. Trucking-Nevada, the issuance of the 15,877,300 shares of the Company's Common Stock to the U.S. Trucking-Nevada shareholders, and the one for 160 reverse stock split, following are those persons known by the Company to own 5% or more of the Company's Voting
Stock:

                                                         Percent of
                                      Number of          Outstanding
Name and Address                     Voting Shares      Voting Shares
----------------                     -------------      -------------

Logistics, L.L.C. (1)                 13,000,000            78.8%
10602 Timberwood Circle #9
Louisville, KY  40223

Danny L. Pixler                        6,500,000 (2)        39.4%
Suite 216
3125 Ashley Phosphate Road
North Charleston, SC  29418

The W. Anthony Huff Irrevocable        6,500,000            39.4%
  Trust
10602 Timberwood Circle #9
Louisville, KY  40223

                                    2
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Joff Pollon & Associates               1,160,000             7.0%
3113 Corte Marin
Newport Beach, CA  92660
_______________

(1) Logistics, L.L.C. is 50% owned by Danny L. Pixler and 50% owned by The W. Anthony Huff Irrevocable Trust.

(2)  Represents a 50% interest in the shares held by Logistics, L.L.C.

     Effective on the closing of the acquisition, the Company's new officers and directors were as follows:

        Danny L. Pixler - Vice Chairman, President and Director
        W. Anthony Huff - Chairman, Executive Vice President and Director
        John Ragland    - Chief Financial Officer
        Marion Huff     - Secretary

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on August 8, 1997, the Company acquired all of the outstanding common stock of U.S. Trucking-Nevada in exchange for shares of the Company's common stock.

     U.S. Trucking-Nevada, through its wholly owned subsidiaries, Gulf Northern Transport, Inc., and Mencor, Inc., is a freight transportation service and logistics provider to some of the nation's largest shippers including Consolidated Papers, United Parcel Service, the Trane Co., Excel (a Cargill Foods Company) and others. USTK operates as a regional truckload carrier serving major market areas throughout the United States. The Company specializes in the short to medium haul market segments but also provides long-haul service as well as small parcel pick up and delivery service in selected markets.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for U.S. Trucking-Nevada are not yet available, and will be filed by amendment on or before November 22, 1998.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before November 22, 1998.

     (c)  EXHIBITS.

          Exhibit 10 Share Exchange Agreement between Northern Dancer Corporation and U.S. Trucking, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  U.S. TRUCKING, INC.

Dated:  September 22, 1998        By: /s/ W. Anthony Huff
                                      W. Anthony Huff, Executive Vice
                                         President
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